(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 221 to the Registration Statement of Voya Mutual Funds (Form N-1A No. 033-56094) of our reports dated December 23, 2020 on the financial statements and financial highlights of Voya Global Diversified Payment Fund, Voya Global Perspectives Fund, Voya Global Bond Fund, Voya Global High Dividend Low Volatility Fund, Voya International High Dividend Low Volatility Fund, Voya Multi-Manager Emerging Markets Equity Fund, Voya Multi-Manager International Equity Fund, Voya Multi-Manager International Factors Fund, Voya Multi-Manager International Small Cap Fund, and Voya Russia Fund (the "Funds") included in the Funds' annual reports for the fiscal year ended October 31, 2020.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 25, 2021